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                                                                    EXHIBIT 3.29

                          CERTIFICATE OF INCORPORATION

                                       OF

                              PMI ACQUISITION, INC.

      1.    The name of this corporation is PMI Acquisition, Inc.

      2. The registered office of this corporation in the State of Delaware is located at 1013 Centre Road, in the City of Wilmington, County of New Castle. The name of its registered agent at such address is Corporation Service Company.

      3. The purpose of this corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware.

      4. The total number of shares of stock that this corporation shall have authority to issue is 3,000 shares of Common Stock, $.01 par value per share. Each share of Common Stock shall be entitled to one vote.

      5. The name and mailing address of the incorporator is James Clair Devereaux, c/o Ropes & Gray, One International Place, Boston, MA 02110-2624.

      6. Except as otherwise provided in the provisions establishing a class of stock, the number of authorized shares of any class or series of stock be increased or decreased (but not below the number of shares thereof then outstanding) by the affirmative vote of the holders of a majority of the voting power of the corporation entitled to vote irrespective of the provisions of
Section 242(b)(2) of the General Corporation Law of the State of Delaware.

      7. The election of directors need not be by written ballot unless the by-laws shall so require.

      8. In furtherance and not in limitation of the power conferred upon the board of directors by law, the board of directors shall have power to make, adopt, alter, amend and repeal from time to time by-laws of this corporation, subject to the right of the stockholders entitled to vote with respect thereto to alter and repeal by-laws made by the board of directors.

      9. A director of this corporation shall not be liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except to the extent that exculpation from liability is not permitted under the General Corporation Law of the State of Delaware as in effect at the time such liability is determined. No amendment or repeal of this paragraph 9 shall apply to or have any effect on the liability or alleged liability of any director of the corporation for or with respect to any acts or omissions of such director occurring prior to such amendment or repeal.

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      10.   This corporation shall, to the maximum extent permitted from time to time under the law of the State of Delaware, indemnify and upon request advance expenses to any person who is or was a party or is threatened to be made a party to any threatened, pending or completed action, suit, proceeding or claim, whether civil, criminal, administrative or investigative, by reason of the fact that such person is or was or has agreed to be a director or officer of this corporation or while a director or officer is or was serving at the request of this corporation as a director, officer, partner, trustee, employee or agent of any corporation, partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans, against expenses (including attorney's fees and expenses), judgments, fines, penalties and amounts paid in settlement incurred (and not otherwise recovered) in connection with the investigation, preparation to defend or defense of such action, suit, proceeding or claim; provided, however, that the foregoing shall not require this corporation to indemnify or advance expenses to any person in connection with any action, suit, proceeding, claim or counterclaim initiated by or on behalf of such person. Such indemnification shall not be exclusive of other indemnification rights arising under any by-law, agreement, vote of directors or stockholders or otherwise and shall inure to the benefit of the heirs and legal representatives of such person. Any person seeking indemnification under this paragraph 10 shall be deemed to have met the standard of conduct required for such indemnification unless the contrary shall be established. Any repeal or modification of the foregoing provisions of this paragraph 10 shall not adversely affect any right or protection of a director or officer of this corporation with respect to any acts or omissions of such director or officer occurring prior to such repeal or modification.

      11. The books of this corporation may (subject to any statutory requirements) be kept outside the State of Delaware as may be designated by the board of directors or in the by-laws of this corporation.

      12. If at any time this corporation shall have a class of stock registered pursuant to the provisions of the Securities Exchange Act of 1934, for so long as such class is so registered, any action by the stockholders of such class must be taken at an annual or special meeting of stockholders and may not be taken by written consent.

      13. The provisions of Section 203 of the Delaware General Corporation Law shall not apply to this corporation.

      THE UNDERSIGNED, the sole incorporator named above, hereby certifies that the facts stated above are true as of this eleventh day of March, 1999.

                                               /s/ James Clair Devereaux
                                               --------------------------
                                               James Clair Devereaux
                                               Sole Incorporator

                                       -2-
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                              CERTIFICATE OF MERGER

                                       OF

                           PATRIOT MANUFACTURING, INC.
                            a New Jersey corporation

                                  with and into

                              PMI ACQUISITION, INC.
                             a Delaware corporation

                                  ************

      In accordance with the provisions of Section 252 of the Delaware Corporation Law, PMI Acquisition, Inc., a Delaware corporation, hereby certifies to the following information relating to the merger of Patriot Manufacturing, Inc., a New Jersey corporation, with and into PMI Acquisition, Inc., a Delaware corporation (the "Merger"):

      1. The names and states of incorporation of the constituent corporations in the merger (the "Constituent Corporations"), are as follows:

               NAME                           STATE OF INCORPORATION

      Patriot Manufacturing, Inc.                   New Jersey

      PMI Acquisition, Inc.                         Delaware

      2. An Agreement and Plan of Merger dated April 30, 1999 has been approved, adopted, certified, executed and acknowledged by each of the Constituent Corporations in accordance with the provisions of Section 252 of the Delaware Corporation Law.

      3. The name of the surviving corporation of the Merger is PMI Acquisition, Inc., which will continue its corporate existence under the name "Patriot Manufacturing, Inc." upon the effective date of the Merger pursuant to the amendment of the certificate of incorporation of the surviving corporation described in section 4 below.

      4. The certificate of incorporation of PMI Acquisition, Inc., as in effect immediately prior to the merger, shall be the certificate of incorporation of the surviving corporation after the Merger, except that such Certificate of Incorporation of the Surviving Corporation shall be amended to change the name of the Surviving Corporation to "Patriot Manufacturing, Inc." by amending and restating Article 1 of such Certificate of Incorporation to be and read in its entirety as follows:

      "1.   The name of this corporation is Patriot Manufacturing, Inc."

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      5.    That the executed Agreement and Plan of Merger is on file at the principal place of business of the surviving corporation, at the following address: 582 South Egg Harbor Road, P.O. Box 498, Hammonton, New Jersey, 08037.

      6. That a copy of the Agreement and Plan of Merger will be furnished by the Surviving Corporation, on request and without cost, to any stockholder of any Constituent Corporations.

      7. The authorized capital stock of the Patriot Manufacturing, Inc., a New Jersey corporation and one of the Constituent Corporations, consists of ten thousand (10,000) shares of common stock, no par value per share.

      8.    That this Certificate of Merger shall be effective upon filing.

      (The remainder of this page intentionally left blank.)

                                       2
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      IN WITNESS WHEREOF, PMI Acquisition, Inc., the surviving corporation to the aforementioned Merger, has duly caused this Certificate of Merger to be executed by its duly authorized officers of this 30th day of April, 1999.

                                        PMI ACQUISITION, INC.

                                        By /s/ John B. Ayer
                                           ------------------------------
                                           Name:   John B. Ayer
                                           Title:  Vice President

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                      CERTIFICATE OF RENEWAL AND REVIVAL OF
                          CERTIFICATE OF INCORPORATION
                                       OF
                           PATRIOT MANUFACTURING, INC.

      It is hereby certified that:

      1. The name of the corporation (hereinafter called the "corporation") is Patriot Manufacturing, Inc.

      2. The corporation was organized under the provisions of the General Corporation Law of the State of Delaware. The date of filing of its original certificate of incorporation with the Secretary of State of the State of Delaware is March 11, 1999.

      3. The address, including the street, city, and county, of the registered office of the corporation in the State of Delaware and the name of the registered agent at such address are as follows: Corporation Service Company, 2711 Centerville Road, Suite 400, Wilmington, Delaware 19808, County of New Castle.

      4. The corporation hereby procures a renewal and revival of its certificate of incorporation, which became inoperative by law on March 1, 2001 for failure to file annual reports and non-payment of taxes payable to the State of Delaware.

      5. The certificate of incorporation of the corporation, which provides for and will continue to provide for, perpetual duration, shall, upon the filing of this Certificate of Renewal and Revival of the Certificate of Incorporation in the Department of State of the State of Delaware, be renewed and revived and shall become fully operative on February 28, 2001.

      6. This Certificate of Renewal and Revival of the Certificate of Incorporation is filed by authority of the duly elected directors as prescribed by Section 312 of the General Corporation Law of the State of Delaware.

Signed on April 17, 2001

/s/ Andrea Geisser
------------------------------
Andrea Geisser, Vice President